UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
July 18, 2008 (July 18, 2008)

BREITBURN ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33055	74-3169953

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed in a Current Report on Form 8-K filed on June 23, 2008, on June 17, 2008, BreitBurn Energy Partners L.P. (the “Partnership”) purchased 14,404,962 common units representing limited partnership interests in the Partnership (“Common Units”) from subsidiaries of Provident Energy Trust (“Provident”) for a purchase price of $335,033,175 (the “Common Unit Purchase”). These units have been cancelled and are no longer outstanding. The Partnership also purchased Provident’s 95.55% limited liability company interest in BreitBurn Management Company, LLC (“BreitBurn Management”), which owned BreitBurn GP, LLC (the “General Partner”), the general partner of the Partnership, for a purchase price of $9,966,825 (the “BreitBurn Management Purchase”). Also on June 17, 2008, the Partnership entered into a contribution agreement (the “Contribution Agreement”) with the General Partner, BreitBurn Management and BreitBurn Energy Corporation (“BreitBurn Corporation”), which is wholly owned by the Co-Chief Executive Officers of the General Partner, Halbert S. Washburn and Randall H. Breitenbach, pursuant to which BreitBurn Corporation contributed its 4.45% limited liability company interest in BreitBurn Management to the Partnership in exchange for 19,955 Common Units and BreitBurn Management contributed its 100% limited liability company interest in the General Partner to the Partnership. On the same date, the Partnership entered into Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of the Partnership, pursuant to which the economic portion of the General Partner’s 0.66473% general partner interest in the Partnership was eliminated. As a result of these transactions (collectively, the “Purchase, Contribution and Partnership Transactions”), the General Partner and BreitBurn Management became wholly owned subsidiaries of the Partnership.

On June 17, 2008, in connection with the Purchase, Contribution and Partnership Transactions, the Partnership and its wholly owned subsidiaries entered into the First Amendment to Amended and Restated Credit Agreement, Limited Waiver and Consent and First Amendment to Security Agreement (the “Amendment No. 1 to Credit Agreement”), with Wells Fargo Bank, National Association, as administrative agent. Amendment No. 1 to Credit Agreement increased the borrowing base available under the Amended and Restated Credit Agreement dated November 1, 2007 to $900 million. The Partnership used borrowings under Amendment No. 1 to Credit Agreement to finance the Common Unit Purchase and the BreitBurn Management Purchase.

The following table presents the capitalization of the Partnership’s purchase of Common Units from Provident, accounted for as a buy back and cancellation of limited partnership interests:

	As of March 31, 2008
	Actual	Pro Forma	Pro Forma
Thousands of dollars	Results	Adjustments *	as Adjusted

Long-term debt	331,000	336,216	667,216
Partner's equity	1,354,138	(336,216)	1,017,922
Total capitalization	$1,685,138	$-	$1,685,138

* includes $1.2 million in transaction costs

The following table presents the purchase price allocation of the Partnership’s purchase of Provident’s interest in BreitBurn Management. This transaction resulted in BreitBurn Management becoming a wholly owned subsidiary of the Partnership and was accounted for as a business combination:

Oil and gas properties	9,488
Non-oil and gas assets	4,343
Other long-term assets	13,872
Current liabilities	(25,034)
Long-term liabilities	(14,909)
$9,967

Item 8.01 Other Events.

We are filing the audited consolidated balance sheet of BreitBurn GP, LLC, the General Partner and subsidiaries as of December 31, 2007, which is included as Exhibit 99.1 to this Current Report on Form 8-K and the unaudited consolidated balance sheet of BreitBurn GP, LLC as of June 30, 2008, which is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1	Audited Consolidated Balance Sheet as of December 31, 2007
99.2	Unaudited Consolidated Balance Sheet as of June 30, 2008
99.3	Consent of Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

By:	BREITBURN GP, LLC,
its general partner

By:	/s/ James G. Jackson
James G. Jackson
Chief Financial Officer of BreitBurn GP, LLC

Dated: July 18, 2008

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

99.1	Audited Consolidated Balance Sheet of BreitBurn GP, LLC and capital subsidiaries at December 31, 2007 and the related notes thereto.

99.2	Unaudited Consolidated Balance Sheet of BreitBurn GP, LLC at June 30, 2008 and the related notes thereto.

99.3	Consent of Independent Registered Public Accounting Firm